EXHIBIT 99.1

II-VI Incorporated Reports Record Fourth Quarter and Fiscal Year 2010 Bookings and Revenues, Introduces Fiscal Year 2011 Guidance

PITTSBURGH, Aug. 5, 2010 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its fourth quarter and fiscal year ended June 30, 2010.

On January 4, 2010, the Company completed its acquisition of Photop Technologies, Inc. (Photop). Company results include Photop's results for the quarter and second half of the fiscal year ended June 30, 2010.

Bookings for the quarter increased 120% to a record $125,985,000 compared to $57,245,000 in the fourth quarter of last fiscal year. Bookings for the fiscal year ended June 30, 2010 increased 48% to $387,595,000 from $261,129,000 for the same period last fiscal year. Included in bookings for the three and twelve months ended June 30, 2010 were approximately $32.9 million and $59.4 million, respectively, of bookings attributable to Photop. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 71% to a record $113,237,000 from $66,067,000 in the fourth quarter of last fiscal year. Revenues for the fiscal year ended June 30, 2010 increased 18% to $345,091,000 from $292,222,000 for the same period last fiscal year. Included in revenues for the three and twelve months ended June 30, 2010 were approximately $26.7 million and $46.9 million, respectively, of revenues attributable to Photop.

Net earnings attributable to II-VI Incorporated for the quarter ended June 30, 2010 were $15,977,000 or $0.51 per share-diluted compared with net earnings of $6,117,000 or $0.21 per share-diluted in the fourth quarter of last fiscal year. Net earnings attributable to II-VI Incorporated for the fiscal year ended June 30, 2010 were $38,577,000 or $1.25 per share-diluted compared with net earnings of $36,781,000 or $1.22 per share-diluted for the same period last fiscal year.

Francis J. Kramer, president and chief executive officer said, "During the fourth quarter, customer demand was robust across all our markets. Total bookings more than doubled from the same quarter one year ago and increased 15% from the quarter ended March 31, 2010. Industrial market demand is gaining strength and bookings for Infrared Optics increased 76% from the year-ago quarter and 7% from the March quarter. For the fourth consecutive quarter total Company bookings exceeded revenues. As a result, our order backlog is up 51% from June 30, 2009."

Kramer continued, "We are making good progress on integrating Photop into the II-VI family of businesses as their operational and financial results continue to be strong. From the March quarter to the June quarter, their bookings increased 24% and their revenues grew 32%. And Photop's positive operating contribution aided in lowering the income tax rate for the Company as a whole."

Kramer concluded, "The ability to generate significant cash from operations signifies a healthy company. For the year, we generated over $72 million of cash from operations -- a 48% increase from June 30, 2009. Bookings are gathering momentum, our order backlog is strong and our balance sheet is healthy.  As a result, we expect fiscal year 2011 to be another successful year for II-VI Incorporated."

Effective July 1, 2009, the Company adopted Noncontrolling Interest in Consolidated Financial Statements – an amendment of ARB No.51 which was retroactively applied to all periods presented. As announced on June 12, 2009, the Company sold its x-ray and gamma-ray radiation sensor business, eV PRODUCTS, Inc., which operated as a business within the Compound Semiconductor Group. Results for the three and twelve month periods ended June 30, 2009 reflect the presentation of eV PRODUCTS as a discontinued operation.

Segment Information ($000's)

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control.

	Three Months Ended June 30,			Year Ended June 30,
						%
			%			Increase
	2010	2009	Increase	2010	2009	(Decrease)

Bookings:
Infrared Optics	$ 40,749	$ 23,115	76%	$ 139,386	$ 119,299	17%
Near-Infrared Optics	46,217	9,715	376%	105,645	37,774	180%
Military & Materials	18,098	11,895	52%	79,045	49,967	58%
Compound Semiconductor Group	20,921	12,520	67%	63,519	54,089	17%
Total Bookings	$ 125,985	$ 57,245	120%	$ 387,595	$ 261,129	48%

Revenues:
Infrared Optics	$ 38,571	$ 25,880	49%	$ 135,063	$ 130,949	3%
Near-Infrared Optics	38,129	10,054	279%	88,499	45,559	94%
Military & Materials	19,023	13,948	36%	65,674	57,016	15%
Compound Semiconductor Group	17,514	16,185	8%	55,855	58,698	(5)%
Total Revenues	$ 113,237	$ 66,067	71%	$ 345,091	$ 292,222	18%

Segment Earnings:
Infrared Optics	$ 7,691	$ 3,577	115%	$ 24,582	$ 28,036	(12)%
Near-Infrared Optics	7,115	1,308	444%	12,304	7,111	73%
Military & Materials	3,584	1,414	154%	9,307	6,525	43%
Compound Semiconductor Group	3,068	2,348	31%	5,488	6,173	(11)%
Total Segment Earnings	$ 21,458	$ 8,647	148%	$ 51,681	$ 47,845	8%

Outlook

For the first fiscal quarter ending September 30, 2010, the Company currently forecasts revenues to range from $103.0 million to $107.0 million and earnings per share attributable to II-VI Incorporated to range from $0.40 to $0.43. Comparable results for the quarter ended September 30, 2009 were revenues of $65.5 million and earnings per share attributable to II-VI Incorporated of $0.21. For the fiscal year ending June 30, 2011, the Company expects revenues to range from $410 million to $425 million and earnings per share to range from $1.55 to $1.65. Comparable results for the fiscal year ended June 30, 2010 were revenues of $345.1 million and earnings per share attributable to II-VI Incorporated of $1.25.  As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Thursday, August 5, 2010 to discuss these results.  The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/3775vev. Please allow extra time prior to the call to visit the site and, if needed, to download the media software required to listen to the internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications.  Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company's near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers.  Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company's Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis.

The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
(000 except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2010	2009	2010	2009
Revenues

Net sales:
Domestic	$ 49,897	$ 37,154	$ 165,518	$ 153,830
International	60,085	25,497	169,730	127,928
	109,982	62,651	335,248	281,758
Contract research and development	3,255	3,416	9,843	10,464
Total Revenues	113,237	66,067	345,091	292,222

Costs, Expenses, Other Expense (Income)

Cost of goods sold	$ 65,195	$ 39,077	$ 203,535	$ 168,615
Contract research and development	2,471	2,290	6,957	7,489
Internal research and development	3,846	2,286	11,806	10,205
Selling, general and administrative	20,267	13,767	71,112	58,068
Interest expense	43	28	87	178
Other expense (income), net	327	281	277	1,349
Total Costs, Expenses, Other Expense (Income)	92,149	57,729	293,774	245,904

Earnings from Continuing Operations Before Income Taxes	21,088	8,338	51,317	46,318

Income Taxes	4,874	2,167	12,582	7,407

Earnings from Continuing Operations	16,214	6,171	38,735	38,911

Loss from Discontinued Operation, Net of Income Taxes	--	(148)	--	(2,077)

Net Earnings	16,214	6,023	38,735	36,834

Less: Net Earnings (Loss) Attributable to Noncontrolling Interests	237	(94)	158	53

Net Earnings Attributable to II-VI Incorporated	$ 15,977	$ 6,117	$ 38,577	$ 36,781

Net Earnings (Loss) Attributable to II-VI Incorporated: Diluted Earnings Per Share:
Continuing operations	$ 0.51	$ 0.21	$ 1.25	$ 1.29
Discontinued operation	$ --	$ (0.00)	$ --	$ (0.07)
Consolidated	$ 0.51	$ 0.21	$ 1.25	$ 1.22

Net Earnings (Loss) Attributable to II-VI Incorporated: Basic Earnings Per Share:
Continuing operations	$ 0.52	$ 0.21	$ 1.28	$ 1.31
Discontinued operation	$ --	$ (0.01)	$ --	$ (0.07)
Consolidated	$ 0.52	$ 0.21	$ 1.28	$ 1.24

Average Shares Outstanding – Diluted	31,534	29,817	30,752	30,082

Average Shares Outstanding – Basic	30,820	29,528	30,152	29,667

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	June 30, 2010	June 30, 2009
Assets

Current Assets
Cash and cash equivalents	$ 108,026	$ 95,930
Accounts receivable	78,624	43,109
Inventories	81,397	76,620
Deferred income taxes	5,382	6,022
Prepaid and refundable income taxes	4,294	3,780
Prepaid and other current assets	10,547	4,943
Total Current Assets	288,270	230,404

Property, Plant & Equipment, net	117,937	86,413
Goodwill	56,088	26,141
Other Intangible Assets, net	24,995	12,271
Investments	15,269	9,548
Deferred Income Taxes	3,029	37
Other Assets	3,393	3,602
Total Assets	$ 508,981	$ 368,416

Liabilities and Shareholders' Equity

Current Liabilities
Accounts payable	$ 21,347	$ 9,242
Accruals and other current liabilities	51,838	22,918
Total Current Liabilities	73,185	32,160

Long-Term Debt	3,384	3,665

Deferred Income Taxes	6,195	1,947

Other Liabilities	15,357	7,773
Total Liabilities	98,121	45,545

Shareholders' Equity
Total II-VI Incorporated Shareholders' Equity	410,353	322,376
Noncontrolling Interests	507	495
Total Shareholders' Equity	410,860	322,871
Total Liabilities and Shareholders' Equity	$ 508,981	$ 368,416

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Year Ended June 30,
	2010	2009
Cash Flows from Operating Activities
Net cash provided by:
Continuing operations	$ 72,420	$ 48,835
Discontinued operation	--	78
Net cash provided by operating activities	72,420	48,913

Cash Flows from Investing Activities
Purchase of business	(45,600)	--
Additions to property, plant and equipment	(13,837)	(15,557)
Investment in unconsolidated businesses	(4,814)	(4,853)
Payments on deferred purchase price of businesses	(997)	(913)
Proceeds from sale of property, plant and equipment	186	45
Redemption of marketable securities	--	3,000
Net cash (used in) provided by investing activities:
Continuing operations	(65,062)	(18,278)
Discontinued operation	--	3,018
Net cash used in investing activities	(65,062)	(15,260)

Cash Flows from Financing Activities
Proceeds on long-term debt	--	7,000
Payments on long-term debt	(558)	(7,509)
Proceeds from exercise of stock options	2,611	1,798
Purchase of treasury stock	--	(12,880)
Excess tax benefits from share-based compensation expense	976	1,314
Net cash provided by (used in) financing activities	3,029	(10,277)

Effect of exchange rate changes on cash and cash equivalents	1,709	2,719

Net increase in cash and cash equivalents	12,096	26,095

Cash and Cash Equivalents at Beginning of Period	95,930	69,835
Cash and Cash Equivalents at End of Period	$ 108,026	$ 95,930

II-VI Incorporated and Subsidiaries
Other Selected Financial Information
($000 except per share data)

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information

	Three Months Ended June 30,		Year Ended June 30,
	2010	2009	2010	2009

EBITDA	$ 27,700	$ 12,485	$ 72,443	$ 61,850
Cash paid for capital expenditures	$ 4,453	$ 3,273	$ 13,837	$ 15,557
Net payments on indebtedness	$ --	$ 2,500	$ 558	$ 509
Share-based compensation expense, pre-tax	$ 3,189	$ 1,152	$ 10,057	$ 4,951
Cash paid for shares repurchased through the Company's stock repurchase program	$ --	$ --	$ --	$ 12,880
Shares repurchased through the Company's stock repurchase program	--	--	--	500,000

Reconciliation of Segment Earnings and EBITDA to Net Earnings	Three Months Ended June 30,		Year Ended June 30,
	2010	2009	2010	2009

Total Segment Earnings	$ 21,458	$ 8,647	$ 51,681	$ 47,845
Interest expense	43	28	87	178
Other (income) expense, net	327	281	277	1,349
Income taxes	4,874	2,167	12,582	7,407
Loss from discontinued operation, net of taxes	--	148	--	2,077
Net earnings	$ 16,214	$ 6,023	$ 38,735	$ 36,834

EBITDA	$ 27,700	$ 12,485	$ 72,443	$ 61,850
Interest expense	43	28	87	178
Depreciation and amortization	6,569	4,119	21,039	15,354
Income taxes	4,874	2,167	12,582	7,407
Loss from discontinued operation, net of taxes	--	148	--	2,077
Net earnings	$ 16,214	$ 6,023	$ 38,735	$ 36,834
CONTACT:  II-VI Incorporated
          Craig A. Creaturo, Chief Financial Officer and Treasurer
          (724) 352-4455
          ccreaturo@ii-vi.com
          www.ii-vi.com